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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                November 14, 2000

                Date of Report (Date of earliest event reported)

                                   SATX, INC.
            (Exact name of registrant as specified in its charter)

           Nevada                      000-29755                 87-0293479
(State or other jurisdiction of   Commission file number)    (I.R.S. Employer
incorporation or organization)                              Identification No.)

              4710 Eisenhower Boulevard, Suite E-1, Tampa, Florida
                    (Address of principal executive offices)

                                 (813) 290-0911
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 5. Other Events.

                  On November 14, 2000, SATX, Inc., ("SATX") executed an Agreement and Plan of Merger with Shared Technologies Cellular, Inc., a Delaware corporation ("Shared Technologies"), pursuant to which SATX, Inc. will be merged with and into Shared Technologies and Shared Technologies will be the surviving corporation (the "Merger"). At the effective time of the Merger, stockholders of SATX will receive one (1) share of common stock of the surviving corporation for every four (4) four shares of SATX common stock, provided however, that no more than 17 million shares of the surviving corporation's common stock may be issued in connection with the conversion of the SATX common stock.

                  Consummation of the Merger is subject to certain specified conditions including obtaining $30 million of working capital financing for the surviving corporation, the approval of the stockholders of both companies, and the receipt of fairness opinions and regulatory approvals. There can be no assurance that the proposed Merger will be consummated.

                  The Agreement and Plan of Merger is attached as Exhibit 2 and incorporated by reference herein. Shared Technologies issued the press release attached as Exhibit 99 and incorporated by reference herein.

Item 7. Exhibits.

                  (c)  Exhibits.  The following exhibits are filed herewith:

                       Exhibit No.  Description
                       -----------  -----------
                           (2) Agreement and Plan of Merger By and Between Shared Technologies Cellular, Inc. and SATX, Inc. dated as of November 14, 2000

                           (99)     Press Release dated November 15, 2000

                                       -1-

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  November 16, 2000

                        SATX, INC.



                  By:   /s/ Merritt W. Jesson
                        -----------------------------------------------
                        Merritt W. Jesson, Chairman and Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit No.             Description
-----------             -----------

(2) Agreement and Plan of Merger By and Between Shared Technologies Cellular, Inc. and SATX, Inc. dated as of November 14, 2000

(99)                    Press Release dated November 15, 2000